As filed with the Securities and Exchange Commission on December 30, 2020
Registration No. 333-
=====================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________________
ENTERGY CORPORATION
(Exact name of registrant as specified in its charter)

    Delaware    72-1229752
    (State or other jurisdiction    (I.R.S. Employer
    of incorporation or organization)    Identification No.)

639 Loyola Avenue
New Orleans, Louisiana 70113
(Address of Principal Executive Offices) (Zip Code)
________________________________________

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VI
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VII
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VIII
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES IX
(Full title of the plan)
________________________________________

Edna M. Chism
Assistant General Counsel
Entergy Corporation
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐    Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, $.01 par value	3,000,000	$96.40	$289,200,000	$31,551.72

(1)    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the to the plans listed above.

(2)    Pursuant to Rule 416(a) under the 1933 Act, the number of shares of common stock registered hereby shall be subject to adjustment to prevent dilution by reason of a stock dividend, stock split, recapitalization or similar transaction that results in an increase in the number of outstanding shares of common stock.

(3)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the 1933 Act and computed on the basis of the average of the high and low sales prices per share of Entergy Corporation common stock, $.01 par value, as reported on the New York Stock Exchange on December 23, 2020.

(4)     Pursuant to Rule 457(p), a portion of the registration fee is offset by registration fees of $8,817.35 previously paid by Entergy Corporation with respect to 838,324 unissued shares of Common Stock registered on a Registration Statement on Form S-8 (File No. 333-227150) filed by Entergy Corporation on August 31, 2018 (the “2018 Registration Statement”). A post-effective amendment to the 2018 Registration Statement is being filed contemporaneously with the filing of this Registration Statement to deregister such 838,324 unissued shares. Accordingly, the filing fee transmitted herewith is $22,734.37.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the 1933 Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents have been filed with the Securities and Exchange Commission (the “SEC”) by Entergy Corporation (the “Corporation”) and are hereby incorporated by reference into this Registration Statement:

(1)    The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020 (File No. 001-11299) (the “Form 10-K”).

(2)    The Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 11, 2020, August 5, 2020 and November 4, 2020, respectively.

    (3)    The Corporation’s Current Reports on Form 8-K filed with the SEC on May 12, 2020, May 19, 2020, August 26, 2020, September 22, 2020, November 2, 2020 and November 6, 2020.

    (4)    The description of the Corporation’s securities registered under Section 12 of the Securities Exchange Act of 1934 filed as Exhibit 4(a)(9) to the Form 10-K, including any amendment or report filed for the purpose of updating such description.

(5)    The Savings Plan of Entergy Corporation and Subsidiaries (the “Savings Plan”) Annual Report on Form 11-K for the fiscal year ended December 31, 2019 filed with the SEC on June 25, 2020.

(6)    The Savings Plan of Entergy Corporation and Subsidiaries VI (the “Savings Plan VI”) Annual Report on Form 11-K for the fiscal year ended December 31, 2019 filed with the SEC on June 25, 2020.

(7)    The Savings Plan of Entergy Corporation and Subsidiaries VII (“Savings Plan VII”) Annual Report on Form 11-K for the fiscal year ended December 31, 2019 filed with the SEC on June 25, 2020.

    In addition, all documents subsequently filed by the Corporation or the Plans (as defined below) with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing by the Corporation of a post‑effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration

Statement and to be a part hereof from the date of filing such documents. The Savings Plan together with Savings Plan VI, Savings Plan VII, the Savings Plan of Entergy Corporation and Subsidiaries VIII and the Savings Plan of Entergy Corporation and Subsidiaries IX shall be referred to herein as the “Plans”).

    Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

    The Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    The Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Restated Certificate of Incorporation further provides that the Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by the Corporation’s Restated Certificate of Incorporation also includes the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers. The Corporation also maintains insurance policies that insure its directors and officers against certain liabilities, including liabilities under the 1933 Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.*

Exhibit
Number Description of Exhibit

23.1 Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included on p. S-1)

* In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K with respect to the Plans, the Corporation hereby undertakes that it has submitted or will submit the Plans, and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

a.The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Corporation. Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this December 30, 2020.

ENTERGY CORPORATION

By: /s/ Marcus V. Brown
Name: Marcus V. Brown
Title: Executive Vice President and
General Counsel

KNOW ALL MEN, that each person whose signature appears immediately below constitutes and appoints, Marcus V. Brown, Daniel T. Falstad and Kimberly A. Fontan, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated below.

Signature	Title	Date
/s/ Leo P. Denault Leo P. Denault (Principal Executive Officer)	Chairman of the Board, Chief Executive Officer and Director	December 30, 2020
/s/ Andrew S. Marsh Andrew S. Marsh (Principal Financial Officer)	Executive Vice President and Chief Financial Officer	December 30, 2020

/s/ Kimberly A. Fontan Kimberly A. Fontan (Principal Accounting Officer)	Senior Vice President and Chief Accounting Officer	December 30, 2020
/s/ John R. Burbank John R. Burbank	Director	December 30, 2020
/s/ Patrick J. Condon Patrick J. Condon	Director	December 30, 2020
/s/ Kirkland H. Donald Kirkland H. Donald	Director	December 30, 2020
/s/ Brian W. Ellis Brian W. Ellis	Director	December 30, 2020
/s/ Philip L. Frederickson Philip L. Frederickson	Director	December 30, 2020
/s/ Alexis M. Herman Alexis M. Herman	Director	December 30, 2020
/s/ M. Elise Hyland M. Elise Hyland	Director	December 30, 2020
/s/ Stuart L. Levenick Stuart L. Levenick	Director	December 30, 2020
/s/ Blanche L. Lincoln Blanche L. Lincoln	Director	December 30, 2020
/s/ Karen A. Puckett Karen A. Puckett	Director	December 30, 2020

The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Benefits Committee, in its capacity as Plan Administrator (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on December 30, 2020.

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VI
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VII
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VIII
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES IX

By: Employee Benefits Committee, as plan administrator

/s/ Jennifer A. Raeder
Name: Jennifer A. Raeder
Title: Member, Employee Benefits Committee

EXHIBIT INDEX

Exhibit*
Number Description of Exhibit

23.1 Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included on p. S-1)

* In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K with respect to the Plans, the Corporation hereby undertakes that it has submitted or will submit the Plans, and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.